AMENDED AND RESTATED BYLAWS OF WASHINGTON BANCORP.

                                   ARTICLE I

                                     OFFICES

The principal office of the Corporation in the State of Iowa shall be located in the City of Washington, Washington County. The Corporation may have such other offices, within or without the State of Iowa, as the business of the Corporation may require from time to time.

The registered office and registered agent of the Corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be initially as provided in the Articles of Incorporation and shall be subject to change from time to time by resolution of the Board of Directors and notifying the Iowa Secretary of State by either filing of a statement of such change or indicating such change in its annual report.

                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The amual meeting of shareholders shall be held on such date as the Board of Directors shall by resolution specify within a period commencing on January 1 and ending on December 31 in each year, beginning with 1996. At each annual meeting the election of the directors shall take place and such other business shall be transacted as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors. The holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting may cause a special meeting of the shareholders to be held upon compliance with the requirements of Section 702(l)(b) of the Iowa Business Corporation Act.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either in or out of the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either in or out of the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the Corporation's principal office.

SECTION 4. NOTICE OF MEETINGS. Written notice stating the date, time and place of the meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten nor more than sixty days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the shareholder's address shown in the Corporation's current record of shareholders, with postage prepaid.

SECTION 5. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders; such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 6. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least two business days after notice of each meeting of shareholders is given, a complete alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof, arranged by voting group and within each voting group by class or series of shares, with the address of and the number of shares held by each. The shareholders' list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of Iowa Business Corporation Act Section 490.1602, subsection 3, to copy the list, during regular business hours and at the person's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

SECTION 7. QUORUM OF SHAREHOLDERS. The holders of at least one third of all shares of stock entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum of that voting group at a meeting of shareholders unless a greater number may be required by law. Where a separate vote by a class or classes is required a majority of the shares of such class or classes, represented in person or by proxy (after giving effect to the provisions of Article IV of the Articles of Incorporation), shall constitute a quorum entitled to take action with respect to that vote on that matter. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists with respect to that matter. If a quorum of a voting group is present, the affirmative vote of the majority of the shares representing the voting group at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or approval by other voting groups is required by the Iowa Business Corporation Act, the Articles of Incorporation or the Bylaws. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

SECTION 8. PROXIES. At all meetings of the shareholders, a shareholder may vote the shareholder's shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form either by the shareholder or by the shareholder's attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form. Proxies shall be effective when filed with the secretary or other officer or agent authorized to tabulate votes.

SECTION 9. VOTING OF SHARES. Subject to the provisions of Section 10 this Article and Article IV of the Articles of Incorporation, each outstanding share of stock shall be entitled to one vote upon each matter submitted to vote at a meeting of the shareholders.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of this Corporation owned directly or indirectly by another corporation if a majority of the shares entitled to vote for election of directors of such other corporation is held directly or indirectly by this Corporation shall not be voted at any meeting.

If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder:

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if

a. The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

b. The name signed purports to be that of an administrator, executor, guardian of the property, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment.

c. The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment.

d. The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment.

e. Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

SECTION 11. ACTION WITHOUT MEETING OF SHAREHOLDERS. No action required or permitted by the Iowa Business Corporation Act to be taken at a meeting of the shareholders may be taken without a meeting or vote.

SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 13. ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 14. CONDUCT OF BUSINESS.

(a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section 14(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder who proposed such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 14(b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transferred.

     At an special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or the holders of the Corporation's stock calling the special meeting.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only
     (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the l0th day following the day on which such notice of the date of the meeting was mailed or such prior public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and (b) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 14(c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomimtion was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE III

                                   DIRECTORS

SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

SECTION 2. NUMBER AND ELECTION OF DIRECTORS. The number of directors shall be seven (7). Such number may be increased or decreased as provided herein without action of the shareholders. By amendment to these Bylaws, the Board of Directors may increase or decrease by thirty (30) percent or less the number of directors last approved by the shareholders. Only the shareholders may increase or decrease by more than thirty (30) percent the number of directors last approved by the shareholders. Any increase by the Board of Directors in the size of the Board of Directors shall create a vacancy which may be filled immediately by the existing directors without any vote of the shareholders. Any increase by the shareholders in the size of the Board of Directors shall create a vacancy which may be filled by a vote of the shareholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.

The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either in or out of the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or one-third (rounded up to the nearest whole number) of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either in or out of the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Special meetings of the Board of Directors shall be preceded by at least two (2) days' written notice, unless oral notice is reasonable under the circumstances, of the date, time, and place of the meeting communicated to each director. If mailed, such notice must be deposited in the United States mail correctly addressed and postage prepaid at least seven (7) days prior to the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director at the beginning of a meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the number of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or the Bylaws require the vote of a greater number of directors.

SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office; but if the director is elected to fill a vacancy created by an increase in the number of directors, his term shall expire at the time designated for the class.

SECTION 9. COMPENSATION. The Board of Directors, by the affmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors or other persons for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

SECTION 10. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless one or more of the following occurs:

a. The director objects at the beginning of the meeting or promptly upon the director's arrival to holding it or transacting business at the meeting.

b. The director's dissent or abstention from the action taken is entered in the minutes of the meeting.

c.   The  director  delivers  written  notice  of  the  director's   dissent  or
     abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 11. ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS. Any action required or permitted by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or a committee of directors, may be taken without a meeting if one or more written consents describing the action taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this
Section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

SECTION 12. TELEPHONE CONFERENCE MEETINGS. Subject to other applicable provisions contained in these Bylaws, any action required or permitted by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or a committee of directors, may be taken by any means of communication by which all directors participating in the meeting can simultaneously hear each other during the meeting. A director participating in a meeting pursuant to this provision is deemed to be present in person at the meeting.


                                   ARTICLE IV

                                    OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall consist of a President, one or more Vice Presidents (the number of whom the Board of Directors shall determine), a Secretary and a Treasurer, and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. The directors may also elect from their number a chairman to preside at all meetings of the Board of Directors.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors at any time with or without cause, but such removal does not affect the contract rights, if any, with the Corporation of the person so removed.

SECTION 4. VACANCIES AND RESIGNATION. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

SECTION 5. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general and active supervision and direction over the day to day business operations of the Corporation and over its other officers and employees. Subject to the limitations imposed by the Board of Directors, he shall have the power to appoint and remove agents and employees of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried out. He may sign, with the Secretary or Assistant Secretary certificates for shares of the Corporation, deeds, mortgages, bonds, notes, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In general, he shall perform all duties incident to the office of the President and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 6. THE VICE PRESIDENT(S). In the absence of the President, or in the event of his inability to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation; and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. THE SECRETARY. The Secretary shall keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and the seal of the Corporation, if any; authenticate records of the Corporation as required from time to time; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each shareholder; sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, as thereunto authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Subject to the provisions of Section 490.625 of the Iowa Business Corporation Act, certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFER OF SHARES. Subject to the rights conferred by the Code of Iowa, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his legal attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and only on surrender for cancellation of the certificate for such shares. Except as otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                  ARTICLE VII

                                  FISCAL YEAR

The fiscal year of the Corporation shall begin on July 1 in each year and shall end on June 30 in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Iowa Business Corporation Act and the Articles of Incorporation.

                                   ARTICLE IX

                                      SEAL

This Corporation shall have no corporate seal.

                                    ARTICLE X

                                WAIVER OF NOTICE

WAIVER OF NOTICE BY SHAREHOLDERS. A shareholder may waive any notice required by the Iowa Business Corporation Act, of Incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

A shareholder's attendance at a meeting:

a. Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting.

b. Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 2. WAIVER OF NOTICE BY DIRECTORS.

a. A director may waive any notice required by the Iowa Business Corporation Act, the Articles of Incorporation, or Bylaws before or after the date and time stated in the notice. Except as provided by subsection b, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

b. A director's attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE XI

                                   AMENDMENTS

Unless either of the following apply, these Bylaws may be amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the Corporation at which a quorum is present, by a majority vote of the directors present at the meeting:

a. The Articles of Incorporation or the Iowa Business Corporation Act reserve the power to amend or repeal the Corporation's Bylaws exclusively to the shareholders in whole or in part.

b. The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors shall not amend or repeal that Bylaws.

The Corporation's shareholders may amend or repeal the Bylaws by a vote of at least 80% of the voting power of the then-outstanding shares of stock entitled to vote in the election of directors (after giving effect to Article IV of the Articles of Incorporation) voting together as a single class, even though the Board of Directors may also amend or repeal the Bylaws.

                                   ARTICLE XII

                     VOTING OF STOCK IN OTHER CORPORATIONS

In the absence of a resolution of the Board of Directors to the contrary, the President or the Vice President of this Corporation is authorized and empowered to act for and on behalf of the Corporation by attending meetings, voting shares, executing proxies, waiving notice, executing any formal consent, or taking similar or related actions, all respecting stock of other corporations which is owned by the Corporation, all without further authority than as herein contained. The Board of
Directors may, in its discretion, designate any officer or person as a proxy or attorney-in-fact to vote the shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

                                  ARTICLE XIII

                                   COMMITTEES

The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have two
(2) or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of either:

a.   A majority of all the directors in office when the action is taken.

b. The number of directors required by Article III, Section 6, of these Bylaws to take action.

The provisions of Article III of the Bylaws which govern meetings,action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

Each committee may exercise the authority of the Board of Directors under
Article III, Section 1, of the Bylaws. A committee shall not, however:

a.   Authorize distributions.

b.   Approve  or  propose  to   shareholders   action  that  the  Iowa  Business
     Corporation Act requires be approved by shareholders.

c.   Fill  vacancies on  the Board of Directors or on any of its committees.

d. Amend the Articles of Incorporation pursuant to Section 490.1002 of the Iowa Business Corporation Act.

e.   Adopt, amend, or repeal the Bylaws.

f.   Approve a plan of merger not requiring shareholder approval.

g. Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

h. Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within the limits specifically prescribed by the Board of Directors.